SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): APRIL 4, 2002

                              HRPT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)

         MARYLAND                   1-9317                    04-6558834
State or other jurisdiction      (Commission                (I.R.S. employer
of incorporation)                file number)             identification number)

                 400 CENTRE STREET, NEWTON, MASSACHUSETTS 02458
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code: 617-332-3990


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ITEM 5 - OTHER EVENTS.

The Company has agreed to sell an aggregate of $200,000,000 of 6.95% Senior Notes due 2012 at a purchase price to the underwriter of 98.384% of their principal amount. The notes are expected to be issued on April 10, 2002, and will be issued under a supplemental indenture to the Company's indenture dated July 9, 1997, and will have substantially the same covenants as the Company's other outstanding senior unsecured notes issued under that indenture. The Company expects to use the net proceeds from this offering to repay outstanding amounts under its revolving credit facility and for general corporate purposes. The underwriter for the offering is Wachovia Securities. A prospectus supplement relating to the 6.95% Senior Notes due 2012 referenced above will be filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state. THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES REFORM ACT OF 1995, INCLUDING WITH RESPECT TO THE COMPANY'S ISSUANCE OF THE NOTES. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY'S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           (c) Exhibits.

               1.1 Purchase Agreement dated as of April 4, 2002 between HRPT Properties Trust and First Union Securities, Inc. pertaining to $200,000,000 in aggregate principal amount of 6.95% Senior Notes due 2012.

               4.1 Form of Supplemental Indenture No. 10 dated as of April 10, 2002 between HRPT Properties Trust and State Street Bank and Trust Company, including form of 6.95% Senior Notes due 2012.

               8.1  Opinion of Sullivan & Worcester LLP re: tax matters.

               23.1 Consent of Sullivan & Worcester  LLP  (contained  in Exhibit
                    8.1).




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HRPT PROPERTIES TRUST

                                   By:  /s/ John C. Popeo
                                        John C. Popeo
                                        Treasurer and Chief Financial Officer

Date:    April 8, 2002